FIRST AMENDMENT TO
12% SENIOR CONVERTIBLE NOTES

THIS FIRST AMENDMENT TO 12% SENIOR CONVERTIBLE NOTES (this “Amendment”) is entered into on December 31, 2009 by and between PET DRX CORPORATION, a Delaware corporation (the “Company”), CAMDEN PARTNERS STRATEGIC FUND III, L.P., CAMDEN PARTNERS STRATEGIC FUND III-A, L.P., GALEN PARTNERS IV, L.P., GALEN PARTNERS INTERNATIONAL IV, L.P., and GALEN EMPLOYEE FUND IV, L.P. (collectively, the “Majority Holders”).

R E C I T A L S

A. Reference is hereby made to those certain 12% Senior Convertible Notes issued by the Company in favor of the holders listed on the schedules attached thereto in the aggregate principal amount of $6,500,000 and convertible into shares of common stock of the Company on terms and conditions set forth therein (collectively, the “Company Notes”).

B. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Company Notes.

C. Pursuant to the terms of the Company Notes, the Company Notes may be amended upon the written consent of the Company and the Majority Holders so long as the amendment applies to all outstanding Company Notes and the amendment does not (i) change the Stated Maturity Date of the Company Notes, (ii) reduce the principal amount of the Company Notes or the interest due thereon, (iii) change the Conversion Price or (iv) change the place of payment of the Company Notes.

D. In accordance with the terms of the Company Notes, the Company and the Majority Holders hereto desire to modify the Company Notes, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Company Notes.

(a) Section 1 of each of the Company Notes is amended by adding the following definition:

“Second Stockholder Approval” shall mean the approval of the Company’s stockholders of the issuance of Common Stock issuable upon conversion of the Premium as contemplated by Section 4(a)(2) hereof.

(b) Section 4(a) of each of the Company Notes is hereby deleted in its entirety and replaced with the following:

4. Conversion Rights.

(a)	(1) Following the date of the Stockholder Approval to the earliest of the date of the Second Stockholder Approval, the Stated Maturity Date and the Redemption Date, and subject to and upon compliance with the provisions of this Note, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect.

(2)	Following the date of the Second Stockholder Approval to the earlier of the Stated Maturity Date and the Redemption Date, and subject to and upon compliance with the provisions of this Note, the Holder shall have the right, at its option at any time, to convert all (but not less than all) of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted, (B) the Premium, and (C) the amount of any accrued but unpaid interest on this Note; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect.

(3)	The rights of conversion set forth in this Section 4 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Common Stock and by surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit and indemnity in form and substance reasonably satisfactory to the Company in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company’s receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(c) Section 4(l) of each of the Company Notes is hereby deleted in its entirety and replace with the following:

(l)	Subject to the Stockholder Approval and the Second Stockholder Approval, the Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or trading market upon which the Common Stock may be listed. The Company shall not take any action which effects any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable upon conversion of this Note, after such action becomes effective and giving effect to the satisfaction of any express conditions to such effectiveness, would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

(d)	The reference to fifteen (15) days in last sentence in Section 4(o) shall be reduced to five (5) days and as a result, Section 4(o) of each of the Company Notes shall be amended to read its entirely as follows:

(o)	To the extent permitted by applicable law and the listing requirements of any stock exchange or trading market on which the Common Stock is then listed, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Holder at least five (5) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(e)	Section 4 of each of the Company Notes is amended by adding the following new subsections (s), (t) and (u):

(s)	Upon the conversion of Company Notes having an aggregate Original Note Amount of $3,900,000 or more into Common Stock, Preferred Stock or Common Stock Equivalents (other than new or replacement Company Notes) pursuant to Section 4 of the Company Notes, all of the remaining Company Notes will be automatically converted (the “Mandatory Conversion”) into the number of shares of Common Stock determined in accordance with Section 4(a); provided, however, that Company Notes held by Galen or Camden shall not be automatically converted in a Mandatory Conversion without the consent of the Holder thereof.

(t)	The Company shall give each Holder notice of the Mandatory Conversion of the Company Notes pursuant to Section 4(s). Such notice shall instruct such Holder to surrender any Company Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit and indemnity in form and substance reasonably satisfactory to the Company in the event such Company Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on or after the date set forth in such notice.

(u)	Promptly after surrender of any Company Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit and indemnity in form and substance reasonably satisfactory to the Company in the event such Company Note shall have been lost or destroyed) in connection with Mandatory Conversion, the Company shall issue and deliver, or cause to be issued and delivered, to such Holder, registered in the name of such Holder or its permitted transferees, a certificate or certificates for the number of whole shares of Common Stock issuable upon the Mandatory Conversion of such Company Note. To the extent permitted by law, such Mandatory Conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which Company Notes in the Original Note Amount of $3,900,000 or more shall have been converted into Common Stock or Common Stock Equivalents, or solely with respect to Company Notes held by Galen or Camden, the date of the consent of the Holder thereof if later (in either case, the “Effective Time”). At such Effective Time, the rights of the Holder shall cease with respect to the Company Notes being converted and the Security Documents (as defined in the Purchase Agreement), and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Until such Company Note is surrendered as contemplated by this Section 4, each Company Note shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Common Stock issuable upon such conversion as contemplated hereunder. No interest shall be paid or accrue after the Effective Time on any cash payable upon surrender of any Company Note.

2. Ratifications. Except as specifically modified herein, all terms and conditions of the Company Notes remain unmodified, remain in full force and effect, and are hereby ratified and reaffirmed by the Company and the Majority Holders.

3. Parties. This Amendment binds and inures for the benefit of each of the parties hereto and each of the Holders of the Company Notes, together with their respective successors and permitted assigns.

4. Integration. The Company Notes, as amended by this Amendment, represents the final agreement between the parties about the subject matter of the Company Notes and may not be contradicted by evidence or prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

The Company:

PET DRX CORPORATION

By:/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman
Title: CFO

The Majority Holders:

GALEN PARTNERS IV, L.P.

By: Claudius IV, LLC, Its General Partner

By:/s/ Zubeen Shroff
Name: Zubeen Shroff
Title: Managing Member

GALEN PARTNERS INTERNATIONAL IV, L.P.

By: Claudius IV, LLC, Its General Partner

By:/s/ Zubeen Shroff
Name: Zubeen Shroff
Title: Managing Member

GALEN EMPLOYEE FUND IV, L.P.

By: Wesson Enterprises, Inc.

By:/s/ Bruce F. Wesson
Name: Bruce F. Wesson
Title: President

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[Signatures Continued From Previous Page]

CAMDEN PARTNERS STRATEGIC FUND III, L.P.

By: Camden Partners Strategic III, LLC
Its: General Partner

By: Camden Partners Strategic Manager, LLC

Its: Managing Member

By: /s/ Richard M. Johnston
Name: Richard M. Johnston
Title: Managing Member

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.

By: Camden Partners Strategic III, LLC

Its: General Partner

By: Camden Partners Strategic Manager, LLC
Its: Managing Member

By: /s/ Richard M. Johnston
Name: Richard M. Johnston
Title: Managing Member